UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 12, 2010, Bowne & Co., Inc. (the "Company") received a request for additional information from the U.S. Federal Trade Commission ("FTC") with respect to the previously announced Agreement and Plan of Merger with R.R. Donnelley & Sons Company. The request for information from the FTC is part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"). The Company intends to respond expeditiously to this request and continue to work cooperatively with the FTC in connection with their review.

In addition, on May 12, 2010, in response to the merger control filing in Austria, the Republic of Austria's Federal Competition Authority advised that it does not object to the completion of the merger transaction.

Completion of the transaction remains subject to the FTC approval under the HSR Act and other customary closing conditions, including approval of the merger by the Company’s stockholders. The Company has scheduled a special meeting of stockholders on May 26, 2010 for the stockholders to consider and vote upon the merger. The Company continues to expect the transaction to close during the second half of 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

May 12, 2010	By:	/s/ Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary